Exhibit 99.2

Fiscal First Quarter 2026 Financial Results C nference Call June 9, 2025 NASDAQ: LAKE Pr tect Y ur Pe ple® 1

Safe Harbor & Non-GAAP Statements

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

This presentation contains estimates, predictions, opinions, goals and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's expectations for earnings, revenues, expenses, inventory levels, capital levels, liquidity levels, or other future financial or business performance, strategies or expectations, including without limitation our M&A strategy and tariff mitigation. All statements, other than statements of historical facts, which address Lakeland's expectations of sources or uses for capital, or which express the Company's expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in press releases and Forms 8-K, presentations, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. As a result, there can be no assurance that Lakeland's future results will not be materially different from those described herein as "believed," "projected," "planned," "intended," "anticipated," "can," "estimated" or "expected," or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. With respect to our guidance for revenue and Adjusted EBITDA, such metrics are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management; actual results will vary, and those variations may be material. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which such statement is based, except as may be required by law.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses the following non-GAAP financial measures in this presentation: Adjusted EBITDA and Adjusted EBITDA margin, Adjusted EBITDA excluding FX, Adjusted EBITDA excluding FX margin and Organic Cash SG&A. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company believes that these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. The non-GAAP financial measures used by the Company in this presentation may be different from the methods used by other companies.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this presentation. These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

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Agenda: n the Call T day: C MPANY UPDATES FINANCIAL RESULTS KEY TAKEAWAYS Q&A CL SING SUMMARY James M. Jenkins R ger D. Shann n President, Chief Executive fficer and Chief Financial fficer and Executive Chairman Secretary Pr tect Y ur Pe ple® 3

Q1 2026 Operational & Business Updates

- Net sales increased 29% to a record $46.7 million led by a 100% increase in Fire Services products
- U.S. net sales increased 42% to $22.5 million and Europe net sales increased 102% to $12.1 million
- Adjusted EBITDA excluding FX was $0.6 million, a decrease of $3.2 million, or 84%, compared with $3.8 million for the comparable year ago period
- Gross profit as a percentage of net sales decreased to 33.5% from 44.6% for the comparable year ago period
- SG&A as reported increased $6.3M vs. Q1-FY25; Organic Cash SG&A increased year-over-year by $1.0M due to labor costs, Trade shows, and Outbound Freight
- Capital Expenditures of $1.2 million principally relate to capital investment in our new ERP system

- Tariff Environment
  - Q1'26 represented the impact of tariff uncertainty and associated mitigation strategies to build inventory
  - Improving global tariff environment and tapering in mitigation strategies positions the company for sequential growth in gross margin and adjusted EBITDA excluding FX in Q2'26
  - Tariffs, uncertainties delayed decisions in the Canadian and Latin American industrial spaces, where margins typically exceed the company average
  - Increase in net inventories of $3.1 million ahead of imposed tariffs.
  - Inventories on April 30, 2025, totaled $85.8 million.
- Looking Ahead
  - Reiterate previously issued FY 2026 revenue and adjusted EBITDA excluding FX guidance
  - Strategic M&A pipeline remains strong and actively engaged in strategic discussions aligned with growth strategy
  - Maintain a strong balance sheet and expect a meaningful cash infusion from non-core asset disposals

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Q1 2026 FINANCIAL RESULTS Q1-FY26 Revenue by Pr duct Financial Highlights and Ge graphy Three M nths Ended Apr. 30 USA $ in Milli n 2025 2024 7% Revenue $46.7 $36.3 9% Eur pe 8% 44% ther N.A. Gr ss Margin 33.5% 44.6% 7% Asia perating Expenses (20.3) (14.0) Latin America 25% ther F reign Net Inc me (L ss) (3.9) 1.7 1 2% Disp sables Adjusted EBITDA excluding FX 0.6 3.8 12% Adjusted EBITDA 28% Fire 1 1.3% 10.5% 13% excluding FX Margin Chemical Apr. 30, 2025 Jan. 31, 2025 FR/AR 45% Perf rmance Cash & Cash Equivalents $18.6 $17.5 High Visibility Pr tect Y ur Pe ple® 1) See rec nciliati n tables f r n n-GAAP in appendix 5

Fiscal 2026 First Quarter Financial Highlights

Net Sales



$36.3
$46.7
2025Q1
2026Q1

- Net sales increased $10.4 million, or 29%
- Driven by a 100% increase in Fire Services
- U.S. net sales increased 42% to $22.5 million & Europe net sales increased 102% to $12.1 Million

Gross Margin



44.6%
33.5%
2025Q1
2026Q1

- Gross margin decreased to 33.5% due to revenue mix coupled with lower gross margins from our recent acquisitions, higher manufacturing and freight costs.

Net Income



$1.7
-$3.9
2025Q1
2026Q1

- Net loss of $3.9 million, driven by lower margins and $1.8 million of non-cash expenses
- Resulted in EPS diluted income of $(0.41)

Adjusted EBITDA Excl. FX



$3.8
$0.6
2025Q1
2026Q1

- Adjusted EBITDA excluding FX was $0.6 million for an AEBITDA excluding FX margin of 1.3%
- Decrease was due to revenue falling in key high-margin regions, purchase variance impact, elevated freight costs from post-tariff demand, and dilution from acquisitions

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TTM Revenue and Adjusted EBITDA 200 18 180 15 160 12 140 120 9 100 6 Apr-24 May-24 Jun-24 Jul-24 Aug-24 Sep-24 ct-24 N v-24 Dec-24 Jan-25 Feb-25 Mar-25 Apr-25 Revenue Adjusted EBITDA Adjusted EBITDA—Excluding FX Apr-24 Jul-24 ct-24 Jan-25 Apr-25 Revenue 132.3 137.7 151.8 167.2 177.6 Adjusted EBITDA 13.1 10.7 11.7 15.0 11.0 Adjusted EBITDA—Excluding FX 16.5 14.5 14.7 17.4 14.1 Pr tect Y ur Pe ple® 7

Q1 2026 Gross Margin and Adjusted EBITDA Bridge

GROSS MARGIN %



44.6%
1.2%
-3.4%
-1.0%
-1.0%
-6.9%
33.5%
2025Q1 GM
Organic Sales Mix
Acquired Company GM
Amort. Inventory PPA
Profit in Ending Inventory
Manufacturing Costs
2026Q1 GM Reported GM

- Higher manufacturing and freight costs related to inventory price variances impacted GM%
- Integration of newly acquired companies is resulting in lower gross margin

ADJUSTED EBITDA



$3.8M
$0.8M
$0.6M
-$0.5M
-$3.1M
-$1.7M
-$0.2M
$0.8M
$0.6M
2025Q1
Organic Sales Mix
Inorganic
Profit Ending Inventory
Manufactring Costs
Organic SG&A (incl. FX)
2026Q1
FX
2026Q1 Adjusted EBITDA exclu. FX

- Purchase variance expensed through COGS
- Elevated freight costs from post-tariff demand
- Higher than expected SG&A expenses

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Revenue Mix-Hist rical & Pr F rma with Acquisiti ns Lakeland rganic FY24 with full year Pacific Helmets, J lly Scarpe, LHD Lakeland rganic FY24 Gr up and Veridian (pr f rma) Q1-FY26 Revenue 8% 7% USA 7% 7% USA 13% USA Eur pe 9% Eur pe 44% 8% Eur pe ther N.A. 41% 8% 44% ther N.A. 11% 8% Latin America Asia ther F reign 7% Asia 11% Latin America 29% Asia Latin America 13% ther F reign 25% ther N.A. ther F reign 2% 5% Disp sables 4% Fire Disp sables 12% 12% 28% 17% Fire Disp sables 13% Fire 40% 13% 42% Chemical FR/AR Chemical Perf rmance 17% Chemical FR/AR FR/AR Perf rmance 29% High Perf rmance -Visibility 45% 21% High-Visibility High Visibility Pr tect Y ur Pe ple® 9

Q1 2026 Balance Sheet 2026Q1 2025Q4 Variance 2026Q1 2025Q4 Variance Cash and cash equivalents 18.6 17.5 1.1 Acc unts Payable 14.6 15.7 (1.1) Acc unts Receivable 27.6 27.6 0.0 Accrued C mpensati n, Benefits & Expenses 15.1 12.6 2.5 Invent ries 85.8 82.7 3.1 Inc me tax payable 1.3 2.0 (0.7) Prepaid VAT and ther taxes 2.6 2.6 0.0 Current P rti n f perating Lease Liability 3.6 3.6 0.0 ther Current Assets 6.0 6.1 (0.1) ther Current Liabilities 1.6 0.9 0.7 Current Assets 140.7 136.5 4.2 Current liabilities 36.3 34.9 1.4 Pr perty and Equipment, Net 14.6 13.9 0.7 Deferred Inc me Taxes 3.5 3.9 (0.4) perating Leases Right- f-Use Assets 13.6 13.9 (0.4) L ng Term P rti n f Debt 24.7 16.4 8.2 Deferred Tax Assets 5.6 6.3 (0.6) L ng-Term P rti n f perating Lease Liabilit 10.3 10.7 (0.4) ther Assets 0.4 0.1 0.3 N n Current Liablities 38.5 31.0 7.5 Equity Investment ——Liabilities 74.7 65.9 8.8 G dwill 17.1 16.2 0.8 Additi nal Paid-In Capital 123.3 123.1 0.2 Intangible Assets, Net 26.1 25.5 0.6 ther Equity 20.1 23.5 (3.4) N n Current Assets 77.4 76.0 1.4 Equity 143.4 146.6 (3.2) Assets 218.1 212.5 5.6 Liabilities and St ckh lders Equity 218.1 212.5 5.6 Pr tect Y ur Pe ple® 10

Q1 2026 Cash Flow

	2026Q1	2025Q1	Variance
Net (loss) income	(3.9)	1.7	(5.6)
Deferred income taxes	0.2	0.1	0.2
Depreciation and amortization	1.1	0.6	0.5
Amortization of step up in inventory basis	0.4	-	0.4
Stock based and restricted stock compensation	0.3	0.2	0.1
Revaluation of earnout consideration	-	(0.7)	0.7
Other reconciliation adjustments	(0.0)	0.1	(0.1)
Adjustments to reconcile to net (loss) income	(1.8)	2.0	(3.7)
Accounts receivable	0.2	(0.4)	0.6
Inventories	(3.5)	0.4	(3.9)
Prepaid VAT and other taxes	(0.1)	(1.7)	1.6
(Increase) decrease in operating assets	(3.5)	(1.7)	(1.8)
Accounts payable	(1.1)	0.9	(2.0)
Accrued expenses and other liabilities	1.7	(0.9)	2.6
Change in other operating assets and liabilities, net	(0.2)	0.0	(0.2)
Increase (decrease) in operating liabilities	0.4	0.0	0.4
Net cash (used in) provided by operating activities	**(4.8)**	**0.3**	**(5.1)**

	2026Q1	2025Q1	Variance
Purchases of property and equipment	(1.2)	(0.5)	(0.7)
Investment in Bodytrak	-	(0.6)	0.6
Acquisitions, net of cash acquired	-	(8.1)	8.1
Net cash used in investing activities	**(1.2)**	**(9.2)**	**8.0**
Term loan borrowings	2.6	-	2.6
Term loan payments	(0.2)	(0.4)	0.1
Credit Facility Borrowings	6.6	12.3	(5.7)
Credit Facility Repayments	-	-	-
Dividends	(0.3)	(0.2)	(0.1)
UK borrowings (repayments) under line of credit facility	-	-	-
Purchase of Treasury Stock under stock repurchase program	-	-	-
Shares returned to pay employee taxes under restricted stoc	(0.1)	(0.1)	0.0
Net cash provided by (used in) financing activities:	**8.5**	**11.6**	**(3.1)**
Effect of exchange rate changes on cash and cash equivalen	(1.3)	0.5	(1.8)
Net increase (decrease) in cash and cash equivalents	**1.1**	**3.1**	**(2.0)**
Cash and cash equivalents at beginning of year	17.5	25.2	(7.7)
Cash and cash equivalents at end of period	**18.6**	**28.4**	**(9.7)**

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Inventory



Inventory
Quarter over Quarter
56.1
67.9
72.7
82.7
85.8
2025Q1
2025Q2
2025Q3
2025Q4
2026Q1
Organic
LHD
Veridian



Organic Inventory
Finished Goods vs Raw Materials
27.8
27.3
0.9
29.0
31.0
1.5
33.2
30.9
1.6
36.6
31.0
1.5
37.2
32.2
1.4
2025Q1
2025Q2
2025Q3
2025Q4
2026Q1
Finished Goods
Raw Materials
Work in Process

- Q1-FY26 Lakeland inventory is $85.8M
- Organic inventory is up $14.8M year over year
- Organic inventory is up $1.8M quarter over quarter
- Inventory of LHD + Veridian is $15.0M

- Organic Finished Goods is $37.2M in Q1-FY26 up $9.4M year over year and up $0.7M quarter over quarter
- Organic Raw Materials is $32.2M in Q1-FY26 up $4.9M year over year and up $1.2M quarter over quarter

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Closing Summary

- **Strong Q1-FY26 Net Sales Growth** – Increased 29% to $46.7 Million
- **Near Term Strategy** –
  - Navigate the continued challenges due to tariff uncertainties
  - Grow top-line revenue in fire services and industrial verticals
  - Implement operating and manufacturing efficiencies to achieve higher margins
- **Long Term Strategy** –
  - M&A opportunities, particularly within the fire suit rental, decontamination and services business, to further consolidate the fragmented fire market
  - Acquisition pipeline remains strong, and we are actively engaged in several strategic discussions aligned with our growth strategy
- **Strong balance sheet** and identified up to $4 million in cash savings, excluding Veridian consolidation
- **Strong Outlook** - FY 2026 Revenue Guidance Range of $210 Million to $220 Million and Adjusted EBITDA Excluding FX of $24 Million to $29 Million



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NASDAQ: LAKE C mpany Invest r Relati ns 1525 Perimeter Parkway Chris Tys n Suite 325 MZ Gr up Huntsville, AL 35806 949-491-8235 LAKE@mzgr up.us www.lakeland.c m 14 Pr tect Y ur Pe ple®

Q1 2026 Financial Summary ($000’s Except Share Inf rmati n) ectY urPe ple® Pr tect Y ur Pe ple®

N n-GAAP Rec nciliati n – Q1 2026 ($000’s Except Share Inf rmati n) ectY urPe ple® Pr tect Y ur Pe ple®

N n-GAAP Rec nciliati n – Q1 2026 ($000’s Except Share Inf rmati n) ectY urPe ple® Pr tect Y ur Pe ple®

N n-GAAP Rec nciliati n – Q1 2026 ($000’s Except Share Inf rmati n) ectY urPe ple® Pr tect Y ur Pe ple®